Exhibit 10.32


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") dated as of the 24th day of January 2007 (the "Effective Date"), by and between First Montauk Securities Corp., a New York corporation and registered securities broker/dealer, with its principal address at Parkway 109 Office Center, Red Bank New Jersey 07701 (the "Company") and Jeffrey J. Fahs, with his residence at 27 Howland Road, Middletown, New Jersey 07748 ("Employee").

         WHEREAS, the Company wishes to employ Employee as Executive Vice President and General Counsel of the Company; and

         WHEREAS, Employee is willing to provide his services and experience to the Company in such capacities upon the terms, conditions and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. TERM:

         Subject to the terms and conditions of Section 7 hereof and for the compensation hereinafter set forth, the Company hereby agrees to employ Employee for a term commencing effective on March 1, 2007 and terminating on December 31, 2008 (such period being herein referred to as the "Initial Term,"). After the Initial Term, the Agreement shall be renewable automatically for successive one year periods (each such period being referred to as a "Renewal Term"), unless, more than 120 days prior to the expiration of the Initial Term or any Renewal Term, either the Employee or the Company give written notice that employment will not be renewed.

         2. EMPLOYMENT:

         (A) Employee shall serve as Executive Vice President and General Counsel. Employee's powers and duties shall be those of an Employee nature, which are appropriate for an Executive Vice President and General Counsel and Employee shall report to the President and Chief Executive Officer of the Company.

         (B) Employee does hereby accept such employment and agrees to devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The Company shall not require Employee to be employed in any location other than the Red Bank, New Jersey area unless he consents in writing to such location provided, however, the Employee understands and agrees that his position with the Company may include travel to the Company's other offices and branch locations, and other locations for regular business purposes from time to time.

         (C) Employee shall be an officer of the Company during the term of his employment with the Company.

         (D) During the term of his Agreement, Employee shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties. Employee also shall be provided with the perquisites customarily associated with the position as Executive Vice President and General Counsel.

         (E) Employee shall be allowed, to the extent such activities do not substantially interfere with the performance of his duties and responsibilities hereunder, (i) to manage his personal, financial and legal affairs, (ii) to be engaged in civic, charitable, religious and educational activities, and (iii) to serve on other corporate boards with the prior written approval of the Company.

         3. COMPENSATION:

         (A) SALARY:

         During the Initial Term of this Agreement, the Company agrees to pay Employee, and Employee agrees to accept, an annual salary of Two Hundred Thousand Dollars ($200,000) per year (the "Initial Base Salary"), payable in accordance with the Company's policies, for services rendered by Employee hereunder. For any Renewal Term, Employee shall be entitled to the Initial Base Salary, plus such increase as may be determined by the President and C.E.O. and approved by the Compensation Committee of the Board of Directors.

         (B) BONUS:

         Employee shall be paid cash bonuses during the Initial Term of this Agreement as follows:
         1.       2007- $100,000 payable after December 31, 2007.
         2.       2008- $100,000 payable after December 31, 2008.

         For any Renewal Term, Employee may be entitled to a cash bonus as determined by the President and C.E.O. and approved by the Compensation Committee of the Board of Directors.

         (C) STOCK OPTIONS:

         Employee shall be eligible to receive incentive stock option grants at the discretion of the President and Chief Executive Officer and subject to the approval of the Board of Directors. Any grant of options will be subject to all of the terms and conditions of the Company's Senior Management Stock Option Plan, as amended.

         4. EXPENSES:

         The Company shall reimburse Employee for all reasonable and actual business expenses incurred by him in connection with his service to the Company upon submission by him of appropriate vouchers and expense account reports and otherwise in compliance with the policies and procedures of the Company.

         5. BENEFITS:

         (A) INSURANCE:

         1. The Company shall maintain medical insurance for Employee in accordance with the group health and dental plans offered by the Company to its employees subject to the employee's contribution to the cost of such coverage. In addition, Employee and his dependents shall be entitled to participate in such other benefits as may be extended to active employees of the Company and their dependents including but not limited to 401(k), life insurance, hospitalization, medical, disability or other benefits made available by the Company to its employees generally.

         2. The Company shall maintain Broker/Dealer Professional Liability Insurance (E&O), and a Broker Dealer Fidelity Blanket Bond, each of which shall cover the Employee as an insured or covered person.

         (B) VACATION:

         During the term of this Agreement, the Employee will be entitled to the number of paid holidays, personal days off, and vacation days in each calendar year as are determined by the Company from time to time (provided that in no event shall vacation time be fewer than four (4) weeks per year). Such vacation may be taken at the Employee's discretion at such time or times as are consistent with the reasonable business needs of the Company.

         (C) LICENSES AND REGISTRATIONS:

         During the term of his Agreement, the Employee shall maintain in good standing all required licenses and registrations required for the proper performance of his duties and functions. During the term of this Agreement, the Company shall pay the cost of maintaining such licenses and registrations on Employee's behalf, including but not limited to Employee's securities and law licenses and registrations and continuing educations costs.

         (D) INDEMNIFICATION:

         Employee shall be entitled to the benefits of all provisions of the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, that provide for indemnification of officers and directors of the Company. In addition, without limiting the indemnification provisions of the Certificate of Incorporation or Bylaws, to the fullest extent permitted by law, the Company shall indemnify and save and hold harmless Employee from and against any and all claims, demands, liabilities, costs and expenses, including judgments, fines or amounts paid on account thereof (whether in settlement or otherwise), and reasonable expenses, including attorneys' fees actually and reasonably incurred (except only if and to the extent that such amounts shall be finally adjudged to have been caused by Employee's willful misconduct or gross negligence, including the willful breach of the provisions of this Agreement) to the extent that Employee is made a party to or witness in any action, suit or proceeding, or if a claim or liability is asserted against Employee (whether or not in the right of the Company), by reason of the fact that he was or is an officer, or acted in such capacity on behalf of the Company, or the rendering of services by Employee pursuant to this Agreement, whether or not the same shall proceed to judgment or be settled or otherwise brought to a conclusion. The Company shall, at no cost to Employee, include Employee during the term of this Agreement and for a period of not less than two (2) years thereafter, as an insured under the directors and officers liability insurance policy maintained by the Company, unless (despite best efforts of the Company) due to some unforeseeable reason it is not possible for Employee to be so included, in which event the Company shall immediately notify Employee.

         6. RESTRICTIVE COVENANTS:

         (A) Employee recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, business and operational methods of the Company and its related entities and their customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company and its related entities, and that the same are confidential and proprietary, and are "confidential information" of the Company and its related entities. In consideration of his continued employment by the Company hereunder, Employee agrees that he will not, during or for a period of two years after termination of employment, directly or indirectly, make any disclosure of confidential information now or hereafter possessed by the Company and/or any of its current or future, direct or indirect related entities (collectively, the "Group"), to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Group and to others within or without the Group, as Employee may deem necessary in order to conduct the Group's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Employee by the Group, is published or becomes part of the public domain through no fault of Employee; which is known to Employee prior to disclosure thereof to him by the Group as evidenced by his written records; or, after Employee is no longer employed by the Group, which is thereafter disclosed to Employee in good faith by a third party which is not under any obligation of confidence or secrecy to the Group with respect to such information at the time of disclosure to him. The provisions of this Section 6 shall continue in full force and effect notwithstanding termination of Employee's employment under this Agreement or otherwise.

         (B) Employee agrees that if the Company has made all required payments to him during the course of his employment with the Company, then for a period commencing on the date of termination of Employee's employment pursuant to this Agreement and ending twenty four (24) months thereafter, Employee shall neither directly and/or indirectly solicit or hire any prior (within twelve (12) months) or then current employee of the Company nor any of its related entities and/or direct and/or indirect subsidiaries (collectively, the "Applicable Entities"), nor (b) solicit any business with any prior (within twelve (12) months of termination) or then current customer and/or client of the Applicable Entities, unless Employee had a pre-existing relationship with the customer.

         (C) Employee acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in her Section 6 are a condition of his continued employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         (D) If Employee breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Employee that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

         7. TERMINATION:

         (A) DEATH:

         In the event of Employee's death ("Death") during the term of his employment, Employee's designated beneficiary, or in the absence of such beneficiary designation, his estate shall be entitled to the Accrued Obligations and to the payment of Employee's salary through the date of Death. For purposes of this Agreement, "Accrued Obligations" shall mean (i) all accrued but unpaid salary, specifically excluding any unpaid Bonus, through the date of termination of Employee's employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with this Agreement, and (iii) all compensation or benefits due to the Employee under the terms and rules of any Company compensation or benefit plan in which the Employee participates or otherwise required by applicable law.

         (B) DISABILITY:

         (i) In the event Employee, by reason of physical or mental incapacity, shall be disabled for a period of at least 90 consecutive days ("Disability"), the Company shall have the option at any time thereafter to terminate Employee's employment hereunder for Disability. Such termination will be effective ten (10) days after the President and C.E.O. gives written notice of such termination to Employee, unless Employee shall have returned to the performance of his duties prior to the effective date of the notice. Upon such termination, Employee shall be entitled to the Accrued Salary, specifically excluding any unpaid Bonus, and such benefits to which he and his dependents are entitled by law, and except as otherwise expressly provided herein, all obligations of the Company hereunder shall cease upon the effectiveness of such termination other than payment of salary earned through the date of Disability, provided that such termination shall not affect or impair any rights Employee may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company.

         (ii) "Incapacity" as used herein shall mean the inability of the Employee due to physical or mental illness, injury or disease substantially to perform his normal duties as Executive Vice President and General Counsel. Employee's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Employee's employment is terminated for Disability.

         (C) BY THE COMPANY FOR CAUSE:

         (i) The Company shall have the right, before the expiration of the term of this Agreement, to terminate the Employee's employment hereunder and to discharge Employee for cause (hereinafter "Cause"), and all compensation to Employee shall cease to accrue upon discharge of Employee for Cause. For the purposes of this Agreement, the term "Cause" shall mean (a) Employee's conviction of a felony; (b) the alcoholism or drug addiction of Employee which impairs his ability to perform his duties in the determination of the Chief Executive Officer; (c) the continued and willful failure by Employee to substantially and materially perform his material duties hereunder or the refusal or failure by Employee to adhere to the Company's employment policies, including, without limitation, policies regarding sexual harassment, discrimination or the federal and state securities laws, after a reasonable notice and an opportunity to cure same if such refusal or failure may be cured;
(d) an act or acts of personal dishonesty by Employee intended to result in personal enrichment of Employee at the expense of the Company or any of its affiliated entities or any other material breach or violation of Employee's fiduciary duty owed to the Company or any of its related entities or affiliates;
(e) any grossly negligent act or omission or any willful and deliberate misconduct by Employee that results, or is likely to result, in material economic, or other harm, to the Company or any of its related entities or affiliates; (f) an action taken by a governmental, regulatory body or self regulatory organization that substantially impairs the Employee from performing his duties; or (g) refusal by Employee to assist the Company, at the request of the Chief Executive Officer, in any investigation or other proceeding (whether formal or informal) which is commenced by the Board of Directors, or any governmental, regulatory body or self regulatory organization.

         (ii) If the Company elects to terminate Employee's employment for Cause under 7(C)(i) above, such termination shall be effective five (5) days after the Company gives written notice of such termination to Employee. In the event of a termination of Employee's employment for Cause in accordance with the provisions of 7(C)(i), the Company shall have no further obligation to the Employee, except for the payment of the Accrued Salary, but not any Bonus, and such benefits to which he and his dependents are entitled by law.

         (D) RESIGNATION FOR REASON. Employee shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same, (ii) a material diminution in Employee's title, duties, responsibilities, reporting relationship or positions, (iii) the relocation of Employee's principal office location more than fifty (50) miles from its current location, and (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform his Agreement by any successor to all or substantially all of the assets of the Company. Notwithstanding the occurrence of any such event or circumstance above, such occurrence shall not be deemed to constitute Reason hereunder if, within the thirty-day notice period, the event or circumstance giving rise to Reason has been fully corrected by the Company.

         (E) RESIGNATION WITHOUT REASON: Employee may voluntarily resign his employment with the Company upon thirty (30) days' written notice to the Company without any liability to Employee. In the event Employee resigns without reason prior to the expiration of this Agreement, he shall receive only the Accrued Obligations and such benefits to which he and his dependents are entitled by law.

         8. WAIVER:

         No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by either party of any other rights or the seeking of any other rights or remedies against the other party.

         9. GOVERNING LAW:

         The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New Jersey, and this Agreement and its provisions shall be construed according to the laws of the State of New Jersey, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

         10. NOTICES:

         All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight carrier and shall be addressed to a party at such party's address shown on the signature page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 10 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by hand delivery or overnight carrier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

         11. ASSIGNMENT:

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors, assigns, heirs and legal representatives; PROVIDED, HOWEVER, that Employee may not assign or delegate his obligations, responsibilities and duties hereunder except as may otherwise be expressly agreed to in writing by the parties hereto. If Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, the Employee's estate.

         12. MISCELLANEOUS:

         This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

         13. SEVERABILITY:

         The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements, restrictions and parts thereof herein contained shall be severable so not to invalidate any others and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid portion.

         14. ARBITRATION:

         Any and all disputes, controversies, or differences, whether arising or commenced during or subsequent to the term hereof, which may arise between the parties directly and/or indirectly out of or in relation to or in connection with this Agreement, or for the breach of this Agreement, shall be settled by arbitration in Newark, New Jersey or, alternatively if there shall be no NASD arbitration facilities in Newark, New Jersey than in New York City, New York before three arbitrators under the arbitration rules of the National Association of Securities Dealers, Inc. ("NASD") then in effect. Each of the arbitrators shall be appointed in accordance with the rules of the NASD. Such arbitration shall be final and binding and shall be limited to an interpretation and application of the provisions of this Agreement and any related agreements or documents. Any arbitral award shall be enforceable in any court, wherever located, having jurisdiction over the party against whom the award was rendered and may include an award of attorneys' fees and expenses, proceeding costs, and all other costs and expenses reasonably associated with such arbitration or enforcement proceedings (i.e., travel, lodging, telecommunications charges).

         15. SURVIVAL OF OPERATIVE SECTIONS:

         The respective rights and obligations of the parties hereto, including, without limitation, the rights and obligations set forth in Sections 5(D), 6 through 14 of this Agreement, shall survive any termination of this Agreement to the extent necessary to preserve all such rights and obligations until discharged in full.

         16. COUNTERPARTS:

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         17. COUNSEL. Employee hereby expressly acknowledge that he has had the opportunity to review this Agreement with counsel of his own choice prior to his signing the agreement or its becoming effective.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


FIRST MONTAUK FINANCIAL CORP.                  JEFFREY J. FAHS

/s/ Victor K. Kurylak                          /s/ Jeffrey J. Fahs
---------------------------------              ---------------------------
Victor K. Kurylak,                             Jeffrey J. Fahs

Title: President and C.E.O.                    Employee



                                               27 Howland Road
                                               Middletown, New Jersey 07748
                                               (201) 927-6040

                                               Address and Telephone Number